SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2006
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20578	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 22, 2006, the Board of Directors of Layne Christensen Company (“Layne” or the “Company”) adopted a Water and Wastewater Infrastructure Group Incentive Compensation Plan, effective as of August 1, 2006 (the “Plan”). Mr. Gregory F. Aluce, one of Layne’s executive officers, will participate in the Plan.
     The Plan is an incentive compensation plan established and maintained for the purpose of providing additional incentive for the eligible employees to promote the best interests and most profitable operation of the Water and Wastewater Infrastructure Group (the “Division”). All salaried, non-clerical employees of the Division (but not any Layne corporate general and administrative employees or any participants of the Reynolds, Inc. Cash Bonus Plan) shall be eligible for participation in the Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company.
     The incentive compensation to be allocated to the bonus pool established for each district or region within the Division and for the Division as a whole shall be based on certain performance benchmarks. Each fiscal year, each district and region within the Division and the Division as a whole shall be assigned a benchmark based on the earnings before interest and taxes (“EBIT”) of such respective district, region or Division. The amount of the bonus pool established for a fiscal year will be calculated based on the percentage of the EBIT benchmark achieved by each respective district, region, or the Division as a whole. The amount of the incentive award to be granted from the bonus pool to each participant in the Plan shall be determined by the committee, subject to certain maximum awards. For example, Mr. Aluce cannot receive a cash incentive award in excess of 100% of his annual regular salary.
     The incentive compensation awards payable under the Plan will be paid in cash or, as permitted under the Company’s 2006 Equity Incentive Plan, in shares of restricted or unrestricted common stock of the Company, or a combination of any of the foregoing as determined by the Board of Directors of the Company or the Compensation Committee thereof. To the extent such award is payable in stock, a participant will receive the Company’s common stock, par value $.01 per share.
     The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
                      (c)          Exhibits.

10.1	Layne Christensen Company Water and Wastewater Infrastructure Group Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
Date: August 28, 2006	By	/s/ A. B. Schmitt
Name: Andrew B. Schmitt Title: President and Chief Executive Officer